Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

Sibanye Stillwater Limited
(‘‘Sibanye-Stillwater’’)

Information and Securities Transactions Policy

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

TABLE OF CONTENTS

1.INTRODUCTION
2.CERTAIN DEFINED TERMS
3.GUIDANCE ON CLASSIFICATION OF INFORMATION
4.PROCEDURE FOR DETERMINING PRICE SENSITIVE INFORMATION
5.PROHIBITION OF INSIDER DEALING AND OF UNLAWFUL DISCLOSURE OF INSIDE INFORMATION
6.PROCEDURES TO BE FOLLOWED – AFFECTED DIRECTORS AND AFFECTED PERSONS
7.DISCIPLINARY ACTION FOR INSIDER TRADING
8.ENQUIRIES
Annexure A – Preclearance form
Annexure B – Notification form
Annexure C.1 – Register of Associate of an Affected Director
Annexure C.1 – Associate notification
Annexure C.3 - Details of trade executed by an Associate of an Affected Director

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

1PURPOSE
By virtue of its listings on the Johannesburg Stock Exchange (“JSE”) and the New York Stock Exchange (“NYSE”), Sibanye-Stillwater is subject to insider trading laws and regulations across various jurisdictions. This includes adherence to South African laws, U.S. laws, and the regulations and rules set forth by the U.S. Securities and Exchange Commission (“SEC”), as well as the specific listing requirements of the JSE and the NYSE, which govern dealings in securities of companies listed on these exchanges.
Sibanye-Stillwater together with its subsidiaries, strives to conduct its business activities responsibly, transparently and with integrity towards all of its stakeholders. Accordingly, this Information and Transactions Policy (the “Policy”) outlines the procedures and guidelines with respect to transactions relating to Sibanye-Stillwater’s Securities which must be adhered to in order to preserve the reputation and integrity of Sibanye-Stillwater and its subsidiaries, as well as that of all persons affiliated with it. This Policy is intended to assist Covered Persons to comply with their legal obligations relating to Securities Dealings and is not intended to substitute any Applicable Laws which are relevant to trading in Securities. Therefore, all Covered Persons are required to read the Policy together with Applicable Laws to obtain full and complete knowledge of all compliance and other requirements contained therein. Persons that are required to make a notification pursuant to this Policy are responsible for the correctness and timeliness of the notifications required by this Policy and Applicable Laws.
The capitalised terms used herein shall have the meanings ascribed thereto in Section 3 (Certain Defined Terms) below.
2APPLICATION
The adoption and enforcement of this Policy is mandatory for the Sibanye-Stillwater Group and applies to all directors, prescribed officers, employees and contractors, of the Sibanye-Stillwater Group and anyone else acting on Sibanye-Stillwater’s behalf in any jurisdiction (“Covered Persons”)
If another policy, procedure, practice, law and/or regulation conflicts with this policy, the higher and more stringent standard takes precedence.
3CERTAIN DEFINED TERMS
3.1“Affected Directors” means any director of Sibanye-Stillwater, any director of a Major Subsidiary and any Company Secretary;
3.2“Affected Person” means, for the duration of the applicable Prohibited Period, any Covered Person who has been informed by the Company

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

Secretary, C-suite or their respective nominees, that such Covered Person is considered an Insider in respect of a Prohibited Period;
3.3“Applicable Laws” means any enactment, laws, the constitution, statutes, subordinated legislation, regulations, proclamations, ordinances, by-laws, legislated codes, the common law, judicial, administrative, governmental and regulatory judgments, orders, instructions, directives, rules, any relevant stock exchange listings requirements, rulings, authorisations and approvals and other binding pronouncements or notices of any authority having the force and effect of law or which can be enforced by any authority whether by administrative action or otherwise, and binding conventions, international agreements and treaties;
3.4“Associate” means in relation to an individual:
3.4.1the spouse (via marriage or equivalent relationship in terms of any matrimonial law, same sex partnership law, union in terms of a recognised religion or custom); and/or
3.4.2minor children under the age of majority; and/or
3.4.3trusts of which the individual or his/her Immediate Family is a beneficiary or potential future beneficiary; and/or
3.4.4any trust, in which the individual and/or his Immediate Family, individually or taken together have the ability to control 35% of the votes of the trustees or to appoint 35% of the trustees, or to appoint or change 35% of the beneficiaries of the trust. (Without derogating from the above, and for the purposes of this definition, the term trust may also be replaced with any other vehicle or arrangement set up for similar purposes to that of a trust); and/or
3.4.5the trustees, acting as such, of any trust of which the individuals or any of the individual’s Immediate Family is a beneficiary or discretionary subject, including trustees of a trust without nominated beneficiaries, but who have been provided with a letter of wishes or similar document or other instruction, including a verbal instruction, naming desired beneficiaries (other than a trust that is either an occupational pension scheme, or an employees’ share scheme that does not, in either case, have the effect of conferring benefits on the individual or the individual’s family); and/or
3.4.6managing members of any close corporation controlled as to 35% or more of the voting power by one or more of the Controlling Persons; and/or
3.4.7the directors of any Controlled Companies;

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

3.5“Child/children” means any child who is dependent on the affected individual specifically including any stepchild, adopted child, who has not yet attained the age of majority, and any person under the guardianship of the individual;
3.6“Closed Period” is:
3.6.1from midnight of the last day of the month at the end of a reporting period (i.e. the expiry of the first 6 months of the financial year) or of the financial year (i.e. the expiry of the financial year) until publication of the Company’s results on SENS; and
3.6.2at any time while the Company is trading under a cautionary announcement;
3.7“Company” means Sibanye-Stillwater and its Major Subsidiaries;
3.8“Company Secretary” means a company secretary of Sibanye-Stillwater or a company within the Sibanye-Stillwater Group, as the context dictates;
3.9“Controlled Companies” means companies controlled by one or more of the Controlling Persons as to 35% or more of the voting power over equity securities or overboard voting powers;
3.10“Controlling Person” means any of an Affected Director, Affected Person and/or the Affected Person’s Immediate Family;
3.11“Covered Persons” means all directors, prescribed officers, employees and contractors of the Sibanye-Stillwater Group and anyone else acting on Sibanye-Stillwater’s behalf in any jurisdiction;
3.12“C-suite” means the executive committee or management committee of Sibanye-Stillwater;
3.13“FM Act” means the Financial Markets Act, 2012, as amended from time to time;
3.14“Immediate Family” means an individual’s Spouse and/or Children;
3.15“Insider” means any person who has Inside Information (as defined in Section 4.1):
3.15.1through:
(i)being a director, employee or shareholder of an issuer of securities listed on a regulated market or an issuer of derivative instruments related to such securities to which the inside information relates; or
(ii)having access to such information by virtue of employment, office or profession; or

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

3.15.2where such person knows that the direct or indirect source of the information was a person contemplated in Section 3.15.1;
3.16“Insider Trading” means dealing in Securities and/or dissemination of Inside Information by any director, officer, employee or agent while such person is in possession of Inside Information;
3.17“ITOCOB” means in the ordinary course of business, comprising normal sales or revenue activities and attendant working capital effects;
3.18“ITOCOB event(s)” means an “unusual” event affecting ITOCOB, such as the declaration of a dividend or announcement of a newly won contract;
3.19“JSE Listings Requirements” means the Listings Requirements issued by the JSE, as amended from time to time;
3.20“Major Subsidiary” means a subsidiary which represents 25% or more of the consolidated total assets or revenue of the Sibanye-Stillwater Group based on the latest published interim or year-end financial results;
3.21“Price Sensitive Period” means any other period when the Company is in possession of Inside Information / Price Sensitive Information;
3.22“Prohibited Periods” comprise of Closed Periods and Price Sensitive Periods;
3.23“Securities Dealing” means to directly or indirectly and for one’s own account or for the account of others, conduct any transactions relating to Securities such as:
3.23.1any sale, purchase or subscription (including in terms of a rights offer, capitalisation award or scrip dividend) of Securities relating to the Company;
3.23.2any agreement to sell, purchase or subscribe for Securities relating to the Company (irrespective of whether shares or cash flows);
3.23.3any donations of Securities relating to the Company;
3.23.4any dealing in warrants, single stock futures, contracts for difference or any other derivatives issued in respect of the Company’s securities;1
3.23.5the acceptance, acquisition, disposal or exercise of any option (including but not limited to options in terms of a share incentive/option scheme) to acquire or dispose of Securities;
3.23.6any purchase or sale of nil or fully paid letters;
1    It should be noted that, if shares are sold and the equivalent exposure is purchased through a single stock future or any other derivative, both legs will be deemed to be transactions. The closing out of a single stock future or other derivative is also a transaction. The rolling-over of a single stock future that is merely an extension of an existing position is not a transaction

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

3.23.7the acceptance, acquisition or disposal of any right or obligation, present or future, conditional or unconditional, to acquire or dispose of Securities; or
3.23.8any other transaction that will provide direct or indirect exposure to the share price of the Company;2
3.24“Sibanye-Stillwater” means Sibanye Stillwater Limited (registration number: 2014/243852/06);
3.25“Sibanye-Stillwater Group” means Sibanye-Stillwater and all of its subsidiaries (as such terms is defined in the Companies Act, 2008); and
3.26“Spouse” means a person who is in a marital relationship (recognised as a marriage in terms of the matrimonial laws of any country) with the individual at the time of the relevant transaction, including but not limited to, the individual’s spouse in terms of a same sex, hetero-sexual or customary union or any marital union acknowledged by any religion or custom.
4GUIDANCE ON CLASSIFICATION OF INFORMATION
4.1What is “Inside Information”?
“Inside Information” is specific or precise information, which has not been made public, and which: (i) is obtained by an Insider; and (ii) if it were to be made public, would be likely to have a material effect on the price or value of any Security listed on a regulated market. In other words, Inside Information is material, non-public information which could reasonably be expected to affect an investor’s decision to buy, hold or sell securities in the Company. Inside Information may include, in addition to corporate developments not yet announced, information available to brokers or institutional investors and undisclosed facts that confirm or disprove widely circulated rumours.
4.2When is Inside Information “material” and when does it have a “material effect”?
4.2.1For the purposes of South African Insider Trading regulations, information will qualify as price sensitive information (“Price Sensitive Information”) if its publication is likely to have a “material effect” on the Company’s share price. Currently there is no fixed legal definition of “materiality”, as circumstances differ from case to case. However, an event will pre-qualify as having a material effect based on the following metrics of size and importance:
2    It must be noted that this does not include cash settled share appreciation rights granted to directors by the issuer in the ordinary course of business.

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

(i)size
(a)with respect to ITOCOB events excluding trading statements, if the size of the subject matter concerned is equal to or greater than 5% of the Company’s market capitalisation, information relating thereto pre-qualifies as being Price Sensitive Information;
(b)with respect to corporate actions (e.g., mergers, acquisitions, joint ventures or dividends), if the size of the subject matter concerned is equal to or greater than 5% of the Company’s market capitalisation or involves a related party, information relating thereto pre-qualifies as being Price Sensitive Information;
(c)with respect to trading statements, previous historical trading statement forecast disclosures must be examined to determine what level of earnings per share or headline earnings per share forecast increases / decreases gave rise to a material effect. When this historical material effect level is reached during any trading statement period, the Company is deemed to be in possession of pre-qualified Price Sensitive Information;
(ii)importance
With respect to any information that does not pre-qualify in terms of size in Section 4.2.1, it will pre-qualify as Price Sensitive Information if it is decided by C-suite that market perception and reaction to the disclosure of such Inside Information could / would have a material effect.
4.2.2For the purposes of U.S. Insider Trading regulations, information is material if a reasonable investor would (a) view such information as significantly altering the “total mix” of available information and (b) consider it important in deciding whether to purchase or sell the Company’s securities.
Examples of information that may be material for U.S. purposes include, but is not limited to, information regarding:
(i)significant pending or proposed mergers, acquisitions, joint-ventures, a change of control of the Company, exchange offers or tender offers;
(ii)events affecting the Company’s capital structure, including stock splits, share dividends or share repurchase programmes;

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

(iii)annual/quarterly earnings, trading updates or similar financial information;
(iv)unpublished financial reports or projections;
(v) changes in directors, senior management, auditors or key personnel;
(vi)the acquisition or loss of a significant contract and/or defaults under material agreements;
(vii)new equity or debt offerings, redemptions or repurchases;
(viii)significant litigation exposure or institution of, or developments in, major litigation, investigations or regulatory actions or proceedings;
(ix)significant change in mineral reserves or resources or write-offs of mining properties; and
(x) interruption of production or other aspects of the Company’s business as a result of an accident, fire, natural disaster, civil unrest, labour dispute, cybersecurity-related event or any major shut-down.
4.3What is a “Security”?
Securities include the following:
(a) shares, depositary receipts (including the Company’s ADSs);
(b) debentures and bonds;
(c) derivative instruments;
(d) notes;
(e) participatory interests in a collective investment scheme;
(f) instruments based on an index;
(g) credit facilities; or
(h) other instruments, irrespective of their form and title, issued or authorised to be issued by a profit company; and
(i) rights in the securities listed above.
This also applies to any issue, acceptance, exercise, sale, subscription or purchase of options or shares or other rights or securities in connection with any equity settled mechanism or scheme by the Share Incentive Scheme.

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

4.4When is information “public” or “non-public”?
5Information is considered to be “non-public” until it has been widely disseminated by the Company by news release and/or filing with a securities regulatory authority in all necessary jurisdictions and adequate time has passed for investors to digest the information. Selective or limited disclosure of non-public information to a few members of the public does not make it publicly disclosed. PROCEDURE FOR DETERMINING PRICE SENSITIVE INFORMATION
5.1The Company has established a committee that determines and assesses whether information constitutes Price Sensitive Information (“Equities Trading Committee”). A detailed explanation of the processes to be followed by the Equities Trading Committee in making its assessment will be set out in its terms of reference.
5.1.1The Equities Trading Committee shall comprise of at least four members appointed by the C-Suite.
5.1.2The members of the Equity Trading Committee shall, unless decided otherwise by the C-Suite, comprise the:
i.Chief Executive Officer (CEO);
ii.Chief Financial Officer (CFO);
iii.Chief Commercial Officer;
iv.CROs for all regions; and
v.Company Secretary
5.2The board of directors of Sibanye-Stillwater (“Board”) or the Equities Trading Committee, as the case may be, shall have due regard to the guidance of the JSE (JSE published Practice Note 2/2015), when determining whether information constitutes Price Sensitive Information.
5.3Affected Directors who have Price Sensitive Information have a duty to disclose this to the Equities Trading Committee.
5.4The rules of the JSE Listings Requirements, NYSE Listed Company Manual and SEC disclosure requirements shall be observed in respect of the disclosure of Price Sensitive Information and the issue of any regulatory announcements or press releases.
6PROHIBITION OF INSIDER DEALING AND OF UNLAWFUL DISCLOSURE OF INSIDE INFORMATION
6.1Non-disclosure of material non-public information
Inside Information must not be disclosed to anyone, except persons within the Company or third parties retained by the Company (such as investment

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

banking advisors, auditors or outside legal counsel) whose positions require them to know it and whom are subject to confidentiality undertakings or requirements, until such information has been publicly released by the Company.
6.2Prohibition on trading in Company Securities
No Covered Person may engage in Securities Dealings in the Company’s Securities (“Company Securities Dealings”) when he or she has knowledge of Inside Information concerning the Company. Loans, pledges, gifts, charitable donations and other contributions of Company securities are also subject to this Policy.
[No Affected Director and/or Affected Person may engage in Company Securities Dealings during Prohibited Periods, notwithstanding whether he or she has knowledge of Insider Information concerning the Company.]
7PROCEDURES TO BE FOLLOWED – AFFECTED DIRECTORS AND AFFECTED PERSONS
7.1General requirement
7.1.1This section details the procedures to be followed for Affected Directors and Affected Persons. Generally, Affected Directors are not allowed to engage in Company Securities Dealings during any Prohibited Period and may only engage in Company Securities Dealings during open periods, subject to the procedures noted below.
7.1.2The Company Secretary must, from time to time, send out relevant communication and other forms of written communications notifying all Affected Persons of the commencement and completion of Prohibited Periods. The Company Secretary must also ensure that Affected Persons are recorded in the register of Insiders which warns Affected Persons that the Price Sensitive Information is not known to people other than those on the register and that this information must not be communicated to people other than those on the register.
7.1.3Affected Persons are not allowed to engage in Company Securities Dealings during any Prohibited Period in relation to which such person has been informed that they are an Affected Person. It should be noted that each Affected Director and each Affected Person is required to comply at all times with Section 6.2

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

(Prohibition on Trading in Company Securities) and other relevant provisions of this Policy, as well as Applicable Laws.
7.1.4If any Affected Director or Affected Person has a question as to whether they have become privy to Inside Information, they should contact the Company Secretary, Head of Legal (SA region)/Head of Legal (US region), as applicable, or the Group Chief Financial Officer (“CFO”) for assistance. Such person should not engage in any Company Securities Dealings until such question has been resolved.
7.2Associate notification
7.2.1A director must advise the following parties of the name of the Company, and the name(s) of any other issuer(s) of which he/she is a director:
(i)any Associate of his/hers (as dealt with further in Section 7.6); and/or
(ii)any investment manager dealing on his/her behalf or on behalf of any person associated with him/her where either he/she or any person associated with him/her has funds under management with that investment manager, whether on a discretionary basis or not (as dealt with further in Section 7.5).
7.2.2Each Affected Director must advise all his/her Associates in writing that they must notify him/her immediately after they have dealt in Securities of the Company in order for him/her to comply with his/her obligations vis-à-vis the Company. (See Section 7.6 and Annexure C hereto).
7.3Prohibited Period
7.3.1Each Affected Director and/or Affected Person is prohibited from issuing instructions for, or engaging in, Company Securities Dealings during a Prohibited Period.
7.3.2The JSE may waive the prohibition contemplated in this Section 7.3.2 above in situations where the Affected Director and/or Affected Person has no discretion in the transaction. The JSE must be consulted for a ruling in these cases and if a waiver is granted the announcement must clearly explain the reasons why the Affected Director and/or Affected Person had no discretion to deal. The Affected Director and/or Affected Person (as the case may be) must consult with the Company Secretary, prior to undertaking any relevant transaction, regarding the applicable requirements for requesting such permission from the Company. If

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

the Company determines that the applicable requirements are met, it will then consult with the JSE. The relevant Affected Director or Affected Person should not engage in any Company Securities Dealings until given permission by the Company and the JSE.
7.4Non-prohibited Period
7.4.1Pre-Dealing – clearance required
(i)Each Affected Director wishing to effect direct or indirect beneficial Company Securities Dealing, must obtain prior approval to deal from the Company. The Affected Director must advise the chairperson of the Board (“Chairperson”) or one or more other appropriate directors designated for this purpose (“Designated Directors”) of his/her wish to effect direct or indirect beneficial Company Securities Dealing, in advance and must receive clearance form (hereto as Annexure A) from the Chairperson or Designated Director. If the Affected Director in question is the Chairperson or a Designated Director, as the case may be, then the Chairperson or Designated Director must advise the Board in advance, or advise another Designated Director, and receive clearance from the Board or Designated Director, as appropriate.
(ii)The JSE may waive this requirement to obtain clearance in situations where the Affected Director has no discretion in the transaction (refer to definition of securities dealing). The JSE must be consulted for a ruling in these cases and if a waiver is granted the announcement must clearly explain the reasons why the director had no discretion to deal.
(iii)A written record must be maintained by Sibanye-Stillwater of the receipt of any advice received from an Affected Director pursuant to seeking of clearance and of any clearance given. Written confirmation from Sibanye-Stillwater that such advice and clearance, if any, have been recorded must be given to the Affected Director concerned.
7.4.2Post-Dealing – notification required
Within three (3) business days after Company Securities Dealings, an Affected Director must complete Annexure B notifying the Company Secretary, who will then ensure publication on SENS within the next 24 hours, of all pertinent dealing details. These

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

announcements are also furnished to the US Securities and Exchange Commission under Form 6-K.
7.5Pre-Dealing – clearance granted or denied
7.5.1If approval is granted to the Affected Director or Affected Person (as the case may be) to effect a Company Securities Dealing, such Affected Director or Affected Person is expected to deal as soon as possible, but no later than three (3) business days, after such clearance is granted.
7.5.2If approval is denied or if the earlier provided approval is revoked by the Company (due to necessity or any stipulated reason), then the Affected Director or Affected Person (as the case may be) is prohibited from effecting the Company Securities Dealing.
7.6Asset managers and financial advisers
7.6.1Each Affected Director and each Affected Person (upon being informed that they are an Affected Person) must instruct his / her asset manager or financial advisor in writing that such asset manager may not effect Company Securities Dealings on behalf of the Affected Director and/or Affected Person (as the case may be) unless the Affected Director or Affected Person concerned has instructed such asset manager in writing to effect Company Securities Dealings. The Affected Director or Affected Person concerned must interrupt any discretionary mandate given by the Affected Director or Affected Person to the asset manager with respect to Company Securities Dealing (i.e., a discretionary mandate cannot override this rule).
7.6.2It is acceptable for a Company Securities Dealing on behalf of an Affected Director or Affected Person (as the case may be) to take place during a Prohibited Period if (i) the instruction or mandate to engage in the Company Securities Dealing was put in place in an open period prior to the relevant Prohibited Period, (ii) the Affected Director or Affected Person did not have Inside Information at the time the instruction or mandate was put in place and (iii) the Affected Director and/or Affected Person has no discretion over the relevant Company Securities Dealing (including regarding the timing thereof).
7.7Associates of Affected Directors
7.7.1Pre-Dealing – clearance not required
Associates must NEVER ask for clearance to deal from the Company and are therefore free to effect Company Securities

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

Dealing at any time, provided that the Affected Director is not also a beneficial holder.
7.7.2Post-Dealing – notification required
Within 24 hours day of effecting a Company Securities Dealing:
(i)such Associate must notify the Affected Director concerned of all pertinent dealing details; and
(ii)the Affected Director concerned will then, within a further three (3) business days, in turn, notify the Company Secretary of such information, who will then ensure publication on SENS within the next business day, of all pertinent dealing details. These announcements are also furnished to the US Securities and Exchange Commission under Form 6-K.
8SIBANYE-STILLWATER SHARE INCENTIVE SCHEME
Any issue, acceptance exercise, sale, subscription or purchase of options or shares or other rights or securities in connection with any equity settled mechanism or scheme by any Sibanye-Stillwater share incentive scheme is/are subject to the same terms and conditions contained in Section 7.1, provided that during a Closed Period which is not also a Price Sensitive Period, any participant who is not an Affected Director, and who owns vested Sibanye-Stillwater securities (options, rights or shares) arising from a Sibanye Stillwater share incentive scheme may effect Company Securities Dealings in such vested securities in accordance with the rules of the relevant Sibanye Stillwater share incentive scheme.
9DISCIPLINARY ACTION FOR INSIDER TRADING
9.1Covered Persons (excluding Affected Directors) who violate or are alleged to have violated this Policy may be subject to disciplinary action by the Company, which may include termination of employment or engagement (as the case may be) and disgorgement of profits (if any).
9.2Affected Directors who violate or are alleged to have violated this Policy will be dealt with at board level and, where applicable, will be reported to the JSE and/or NYSE, as applicable. Disciplinary action may be taken, which may include termination of directorship and disgorgement of profits (if any).
9.3Furthermore, failure to comply with this Policy is an act of serious misconduct that could result in civil and/or criminal prosecution in terms of any Applicable Law. The criminal and civil consequences of prohibited insider trading or tipping can be severe and may include sanctions, substantial jail

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

terms, and penalties of several times the amount of profits gained, or losses avoided.
10ENQUIRIES
Please direct any enquiries concerning this Policy to the Company Secretary, Chief Legal Officer, Head of Legal in the respective regions or the Group CFO.
11ACKNOWLEDGEMENT
The undersigned Affected Director or Affected Person acknowledges and understands the contents of this Policy and agrees to be bound by it.
12PERIODIC REVIEW AND REVISION
This Policy is subject to review and revision from time to time as circumstances warrant.

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

ANNEXURE A

SIBANYE-STILLWATER pre-clearance request form

To:    Sibanye-Stillwater Group Company Secretary
From: _________________________

Re: Proposed dealing in the Sibanye-Stillwater’s Securities (the “Transaction”)

This is to advise you that the undersigned intends to deal in Sibanye-Stillwater’s Securities (or other relevant derivative security) on ___________ ____, 20___, and hereby requests that the Chairman / Equities Trading Committee pre-clear the Transaction as required by the Sibanye-Stillwater Information and Securities Transactions Policy (the “Policy”).

The undersigned is not in possession of Inside Information and will not enter into the Transaction if the undersigned comes into possession of such Inside Information between the date hereof and the proposed execution date.

The undersigned has read and understands the Policy and certifies that the above-proposed Transaction will not violate the Policy.

The undersigned agrees to advise Sibanye-Stillwater promptly if, as a result of future developments, any of the foregoing information becomes inaccurate or incomplete in any respect. The undersigned understands that Sibanye-Stillwater may require additional information about the Transaction, and agrees to provide such information upon request.

[Signature]

[Print Name]

Approved: Dated:

__________________________________________
Chairman / Equities Trading Committee authorised person
ANNEXURE B

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

SIBANYE-STILLWATER     notification form

To:    Sibanye-Stillwater Group Company Secretary

From: _________________________

Re: Notification of transaction in Sibanye-Stillwater’s securities (the “Transaction”)

This is to advise you that dealing in Sibanye-Stillwater [shares]/[American depositary shares] (or other relevant derivative security) was executed on _______________, 20___, by the undersigned / Associate of the undersigned* (as defined in the Information and Securities Transactions Policy (the “Policy”) or JSE LR) [delete whichever is not applicable]

Relevant details required to be disclosed in terms of the Policy are as follows:

•the name of the Affected Director (or Associate if applicable including the relationship to the Affected Director) or Sibanye-Stillwater Share Incentive Scheme

•the name of the Sibanye-Stillwater Group company of which he/she is an Affected Director

•the date on which the transaction was effected

•name of security traded

•number of securities traded

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

•price at which securities were traded – include donations at closing price of day of trade

•if more than one trade was executed provide details of each trade

•in the case of options or any other similar right or obligation, the option strike price, strike dates and periods of exercise and/or vesting

•the nature of the transaction i.e. exercise, purchase, sale, disposal, agreement signed, pledge executed

•the nature and the extent of the Affected Director’s / Associates interest in the transaction i.e. beneficial interest of Affected Director or Associate of Affected Director

•In the case of dealings by Associates - disclose the name of the Associate and the relationship with the Affected Director

•Confirmation as to whether the trades were done on-market or off-market

•Confirmation that pre clearance was received from the Information Policy Committee and that the trade was effected within 72 hours

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

The undersigned has read and understands the Policy and certifies that the above Transaction did not violate the Policy.

The undersigned agrees to advise Sibanye-Stillwater promptly if, as a result of future developments, any of the foregoing information becomes inaccurate or incomplete in any respect. The undersigned understands that Sibanye-Stillwater may require additional information about the transaction, and agrees to provide such information upon request.

[Signature]
[Print Name]

Acknowledged receipt:

Dated:

Sibanye-Stillwater Group Company Secretary: ___________

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

ANNEXURE C.1

REGISTER OF ASSOCIATES OF AN AFFECTED DIRECTOR
Date of letter

Name of Affected Director

Names of associates of Affected Director

Spouse details (being marriage or equivalent relationship in terms of any matrimonial law, same sex partnership law, union in terms of a recognised religion or custom)

Children under the age of 18 years (including legitimate, illegitimate, adopted, step, guardian person) and any person under the guardianship of the Affected Director

Trustees of trusts that are either controlled by the Affected Director, spouse or any child under the age of 18 years (controlling persons) or where one or more of the Affected Director, spouse or any child under the age of 18 years (controlling persons) is a named or potential future beneficiary in terms of the trust deed or similar authorising document (including blind trusts with no named beneficiaries but instead including a letter of wishes or similar document or verbal instruction given to the trustees and with which the trustees will comply)

The managing members of any close corporation controlled as to 35% or more by one or more of the controlling persons

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

The directors of any companies controlled by one or more of the controlling persons as to 35% or more of the voting power over equity securities or one or more of the controlling persons are able to nominate or effect appointment to the board of directors of such company (“controlled companies”)

In respect of any controlled company that is an Associate as detailed above – the following details – if applicable:

The directors of such controlled company’s holding company

The directors of fellow subsidiary companies of the controlled company i.e. other subsidiary companies of the holding company

The directors of any subsidiary companies of the controlled company

Signature of Affected Director acknowledging delivery to the above Associates

Associate person receipt acknowledgement

Name Signature

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

ANNEXURE C.2

Letter of notification to Associates of Affected Directors – this letter is to be delivered to the below detailed Associates and acknowledgement of receipt obtained by the Affected Director

Date of letter:

You have received this letter because you are an Associate as defined by the JSE Listings Requirements of an Affected Director of Sibanye-Stillwater Group.

There is no restriction on you trading Sibanye-Stillwater shares at any time in terms of the JSE Listings Requirements.

If you (or your asset manager / or your stockbroker portfolio manager / or any other nominee trading on your behalf) trade in Sibanye-Stillwater shares or any derivative security in relation to Sibanye-Stillwater shares you are hereby informed that the Affected Director named above must be notified by you within 24 hours of such trade in order to ensure disclosure of such trade on the JSE Securities Exchange News Service (“SENS”)

Details of the trade that are to be provided to the Affected Director by you are the following:

•your name as an Associate of the Affected Director concerned

•the date on which the trade was effected

•name of security traded including derivatives

•number of securities traded

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

•price at which securities were traded – include donations at closing price of day of trade

•if more than one trade was executed provide details of each trade

•the nature of the trade i.e. purchase, sale, disposal, agreement signed, pledge executed

•the nature and the extent of the Affected Director’s / Associates interest in the trade i.e. beneficial interest of the Affected Director or Associate of the Affected Director

•confirmation as to whether the trades were done on-market or off-market

•confirmation that notification has been effected within 24 hours

Signature of [Affected Director] acknowledging delivery to the above Associates

Associate person receipt acknowledgement

Name Signature

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

ANNEXURE C.3
DETAILS OF TRADE EXECUTED BY AN ASSOCIATE OF AN AFFECTED DIRECTOR

•your name as an Associate of the Affected Director concerned

•the date on which the trade was effected

•name of security traded including derivatives

•number of securities traded

•price at which securities were traded – include donations at closing price of day of trade

•if more than one trade was executed provide details of each trade

•the nature of the trade i.e. purchase, sale, disposal, agreement signed, pledge executed

•the nature and the extent of the Affected Director’s / Associates interest in the trade i.e. beneficial interest of the Affected Director or Associate of the Affected Director

Exhibit 11.1

Sibanye-Stillwater Information and Securities Transactions Policy

•confirmation as to whether the trades were done on-market or off-market

•confirmation that notification has been effected within 24 hours

Signature of Associate